Exhibit 10(x)(x)(x)
AMENDMENT NUMBER TWO

HP INC.

Second Amended and Restated HP Inc. 2004 Stock Incentive Plan

The Second Amended and Restated HP Inc. 2004 Stock Incentive Plan (the “Plan”) is hereby amended as follows, effective as of September 21, 2020:

1.Section 2 is hereby amended to include the following definition:

““Cause” shall mean the occurrence of any of the following: (i) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony under federal law or the law of the state in which such action occurred; (ii) the Participant’s willful and deliberate failure in the performance of his or her duties in any material respect; (iii) the Participant’s willful misconduct that results in material harm to the Company; or (iv) the Participant’s material violation of the Company’s ethics and compliance program, code of conduct or other material policy of the Company.”

2. Section 13(b)(i) is hereby restated in its entirety to read as follows:

“Compensation Alternatives. Within such period as may be designated by the Committee (i) prior to the beginning of the Director Plan Year, or (ii) if the Non-Employee Director elects to defer Director RSU Awards (as defined below), in the calendar year preceding the first day of the Director Plan Year, each Non-Employee Director may elect to receive his Annual Equity Retainer in the form of restricted stock units (a “Director RSU Award”) or in the form of an option to purchase shares of Common Stock (a “Director Option Award”). If any Non-Employee Director fails to make such an election, then he shall be deemed to have elected a Director RSU Award for the value of his Annual Equity Retainer. Each Non-Employee Director may also elect, in the calendar year preceding the first day of the Director Plan Year, to receive any cash portion of his Non-Employee Director compensation in the form of a Director RSU Award. Any such election, or any modification or termination of such an election, shall be filed with HP on a form prescribed by HP for this purpose. If a Non-Employee Director does not elect to defer his or her Director RSU Awards and does not select his or her means of payment within the prescribed time, then such Non-Employee Director shall not be permitted to defer Director RSU Awards for the applicable Director Plan Year. Notwithstanding anything herein to the contrary, any individual who first becomes a Non-Employee Director after the start of a calendar year and has not otherwise been eligible to participate in a non-qualified deferred compensation plan maintained by the Company, may elect within 30 days of becoming a Non-Employee Director to defer his Annual Equity Retainer (to the extent such Non-Employee Director also elects to receive such Annual Equity Retainer in the form of Director RSU Awards), and any cash portion of his Non-Employee Director compensation that the Non-Employee Director elects to receive in the form of a Director RSU Award, that is earned with respect to service as a Non-Employee Director subsequent to the date the deferral election becomes effective. Such election shall be irrevocable and effective no later than the end of such 30-day period.”

3. Section 15(c) is hereby restated in its entirety to read as follows:

“Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, Awards under this Plan shall be treated as set forth in this Section 15(c)

i.Change in Control in which Awards are Assumed: Unless otherwise provided by the Board or a Committee in an Award Agreement or any other agreement with a Participant, in connection with a Change in Control in which Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

A.The Plan and the Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of a Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Awards, or for the substitution for such Awards of new cash awards, stock units, stock appreciation rights, stock options, and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and appreciation rights exercise prices; and

B.In the event a Participant’s Awards are assumed, continued, or substituted upon the consummation of any Change in Control and his or her employment is terminated without Cause within twenty-four (24) months following the consummation of such Change in Control, then such Awards shall be treated as follows subject to the Participant’s execution and non-revocation of a release of claims in a form determined by the Board or a Committee prior to the Change in Control:

(i) each outstanding Award that is not subject to the achievement of performance criteria shall become fully vested and, if applicable, exercisable, and each outstanding Award that is subject to the achievement of performance criteria shall be deemed earned as follows: (x) the number of Shares earned with respect to an Award for which the performance period has ended on or prior to the date of the Participant’s termination of employment shall be determined by the Board or a Committee based on the actual achievement of the applicable performance metrics with respect to such performance period and (y) the number of Shares earned with respect to an Award for which the performance period has not ended on or prior to the date of the Participant’s termination of employment shall be determined assuming achievement of the applicable performance metrics at 100% of target levels.

(ii) each outstanding Award described in the immediately preceding clause (i) shall vest and settle or become exercisable as follows: (x) each Stock Appreciation Right and Stock Option shall become vested and exercisable on the seventy-fifth (75th) calendar day following the Participant’s termination of employment and shall remain vested and exercisable until the earlier of twelve (12) months following the Participant’s termination of employment or the expiration of the term of such Stock Appreciation Right or Option and (y) each Cash Award and Stock Award shall vest and settle on the seventy-fifth (75th) calendar day following the Participant’s termination of employment (or such other date as may be required undSection 409A of the Code).
ii. Change in Control in which Awards are not Assumed. Unless otherwise provided by the Board or a Committee in an Award Agreement or any other agreement with a Participant, in connection with a Change in Control in which Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

A.each outstanding Award that is not subject to the achievement of performance criteria shall become fully vested, and each outstanding Award that is subject to the achievement of performance criteria shall be deemed earned as follows: (x) the number of Shares earned with respect to an Award for which the performance period has ended on or prior to the date of the Change in Control shall be determined by the Board or a Committee based on the actual achievement of the applicable performance metrics with respect to such performance period and (y) the number of Shares earned with respect to an Award for which the performance period has not ended on or prior to the date of the Change in Control shall be determined assuming achievement of the applicable performance metrics at 100% of target levels; and

B.with respect to each outstanding Award described in the immediately preceding (A), the Board or a Committee shall provide for the cancellation of such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, that any amount payable to the Participant shall be paid within thirty (30) calendar days following the Change in Control (or such other date as may be required under Section 409A of the Code).
In all other respects the Plan, as amended herein, is hereby ratified and confirmed.
[signature page follows]

IN WITNESS WHEREOF, HP Inc. has caused this instrument to be signed by its duly authorized officer as of this 27th day of September, 2020.

HP INC.

By: /s/ Tracy Keogh

Its: Chief Human Resources Officer